EXHIBIT  A

Set forth below is the name, business address, present position and principal occupation of each of the directors and executive officers of Sistema and ISH.  Each occupation set forth opposite an individual’s name, unless otherwise indicated, refers to employment with the particular Reporting Person.

Sistema

Name	Business Address	Position with Reporting Person and Principal Occupation
Dmitry L. Zubov	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Deputy Chairman
Stanislav V. Emelyanov	Institute of System Analysis Russian Academy of Science 9 Prospekt 60-letiya Oktyabrya Moscow 117312 Russian Federation	Director Head of the Institute of System Analysis Russian Academy of Science
Alexander Y. Goncharuk	Sistema Telecom 5 Tverskaya Moscow 1030091 Russian Federation	Director President of Sistema Telecom
Mechislav V. Klimovich	Sistema-Hals CJSC 35/4 Bolshaya Tatarskaya Moscow 113184 Russian Federation	Director General Director of Sistema-Hals CJSC
Vyacheslav V. Kopiev	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Director; Senior Vice President
Evgeniy A. Kurgin	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Director; Vice President
Vladimir S. Lagutin	Mobile TeleSystems OJSC 4 Marksistskaya Street Moscow 109147 Russian Federation	Director General Director of Mobile TeleSystems OJSC
Alexander L. Leiviman	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Director
Nikolai V. Mikhailov	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Director
Arkadiy I. Volsky	Russian Union of Businessmen and Entrepreneurs 10/4 Staraya Ploschad Moscow Russian Federation	Director President of the Russian Union of Businessmen and Entrepreneurs
Evgeny Novitsky	10 Leontievsky Pereulok Moscow 103009 Russian Federation	Director; President
Alexei Buyanov	10 Leontievsky Pereulok Moscow 103009 Russian Federation	First Vice-President, Finance
Sergei Drozdov	10 Leontievsky Pereulok Moscow 103009 Russian Federation	First Vice-President, Corporate Property
Levan S. Vasadze	10 Leontievsky Pereulok, Moscow 103009 Russian Federation	First Vice-President, Strategy

ISH

Name	Business Address	Position with Reporting Person and Principal Occupation
Alexander Vronetz	10 Leontievsky Pereulok, Moscow 103009 Russian Federation	Director
Alexander Y. Goncharuk	(see above)	Director
Victor Ilyn	29 Gagarinsky Pereulok Building 2 Moscow 119034 Russian Federation	Director; General Director
Ioachim Pekkert	29 Gagarinsky Pereulok Building 2 Moscow 119034 Russian Federation	Director
Gernot Taufmann	29 Gagarinsky Pereulok Building 2 Moscow 119034 Russian Federation	Director
Rainer Hennicke	29 Gagarinsky Pereulok Building 2 Moscow 119034 Russian Federation	Director